Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Leigh J. Abrams, President and CEO
Phone: (914) 428-9098 Fax: (914) 428-4581
E Mail: Drew@drewindustries.com

DREW INDUSTRIES ACQUIRES TWO MANUFACTURERS OF RV SUSPENSION SYSTEMS
Drew’s Lippert Components Subsidiary Acquires Trailair and Equa-Flex

White Plains, New York - January 8, 2007 - Drew Industries Incorporated (NYSE: DW) today announced its wholly-owned subsidiary Lippert Components, Inc. acquired two affiliated companies, Trailair, Inc. and Equa-Flex, Inc., which manufacture several patented products, including innovative suspension systems used primarily for towable recreational vehicles. The two acquired companies reported combined sales in excess of $3.0 million.

The minimum aggregate purchase price was $5.5 million, of which $3.3 million was paid at closing and the balance will be paid over the next five years. The aggregate purchase price, including non-compete agreements, could increase to a maximum of $8.1 million if certain sales targets for these products are achieved by Lippert Components over the next five years. The acquisition was financed with borrowings under Drew’s existing line of credit.

“As with all of our acquisitions, we expect this to be immediately accretive to Drew’s earnings,” said Leigh Abrams, Drew’s President and CEO.

“Trailair and Equa-Flex recently introduced several new products, and Lippert Components is already reporting a substantial number of orders for these new products,” said Jason Lippert, President and CEO of Lippert Components. “These products were very favorably accepted by RV manufacturers when we displayed the products at the Louisville RV industry trade show in late November 2006.”

Drew reported that certain of Trailair’s and Equa-Flex’s management personnel will be employed by Lippert, and all manufacturing operations for the acquired products will be integrated into Lippert’s existing factories. Lippert will not lease or acquire any facilities in connection with these acquisitions.

About Drew:

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, leveling devices, bath and shower units, axles, bed lifts, steps, electric stabilizer jacks, as well as trailers for hauling equipment, boats, personal watercrafts and snowmobiles, and chassis and windows for modular homes and offices. From 46 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements

The press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in the press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to the Company’s future business prospects, revenues and income are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Forward-looking statements, therefore, should be considered in light of various important factors.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, changes in zoning regulations for manufactured homes, the financial condition of the Company’s customers, retention of significant customers, interest rates, oil and gasoline prices, the outcome of litigation, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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